Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Frontier Communications Parent, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we,  Nick Jeffery,  President and Chief Executive Officer and Scott Beasley,  Executive Vice President, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nick Jeffery	/s/ Scott Beasley
Nick Jeffery	Scott Beasley
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer
November 5, 2024	November 5, 2024

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Frontier Communications Parent, Inc. and will be retained by Frontier Communications Parent, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.